      As filed with the Securities and Exchange Commission on May 30, 2001
                                                     Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                           COMMUNITY BANK SYSTEM, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                      16-1213679
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)
                               ------------------

                             5790 WIDEWATERS PARKWAY
                             DEWITT, NEW YORK 13214
                                 (315) 445-2282
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                               ------------------

           2001 CITIZENS ADVISORY COUNCIL RESTRICTED STOCK AGREEMENTS
                            (Full Title of the Plan)
                               ------------------

                                SANFORD A. BELDEN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           COMMUNITY BANK SYSTEM, INC.
                             5790 WIDEWATERS PARKWAY
                             DEWITT, NEW YORK 13214
                                 (315) 445-2282
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                  With copy to:

                             GEORGE J. GETMAN, ESQ.
                           BOND, SCHOENECK & KING, LLP
                               ONE LINCOLN CENTER
                          SYRACUSE, NEW YORK 13202-1355
                                 (315) 422-0121
                             ----------------------

                         CALCULATION OF REGISTRATION FEE


                                                         Proposed Maximum    Proposed Maximum
Title of  Securities to be            Amount to be       Offering Price      Aggregate Offering     Amount of
Registered                            Registered(2)      Per Share(2)        Price                  Registration Fee
Common Stock, no par value
(including associated share             12,000 shares        $28.38               $340,560            $86
purchase rights) (1) . . .

(1) Prior to the occurrence of certain events described in the Registrant's Stockholder Protection Rights Agreement (none of which events have occurred as of the filing of this registration statement), the associated share purchase rights will not be exercisable nor evidenced separately from the certificates representing the Registrant's common stock.

(2) Estimated solely for the purpose of calculating the registration fee. The registration fee has been computed pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of common stock, no par value, of the Registrant on May 29, 2001, as reported on the New York Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Community Bank System, Inc. (the "Registrant") (File No. 0-011716) with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference and made a part hereof:

         (a) Annual Report on Form 10-K for the year ended December 31, 2000;

         (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

         (c) Current Reports on Form 8-K filed with the Commission on February 13, 2001 and May 29, 2001; and

         (d) The descriptions of the Registrant's common stock and associated rights contained in the Registration Statements on Form 8-A filed on December 9, 1997 and February 27, 1995.

         All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify any director, officer, employee or other agent of the corporation.

         The Registrant's By-laws provide indemnity to the Registrant's directors and officers in such capacity or as directors or officers of a wholly-owned subsidiary of the Registrant for liability resulting from judgments, fines, expenses or settlement amounts actually and reasonably incurred in connection with any action brought against such person in such capacity to the fullest extent and in the manner set forth in and permitted by the Delaware General Corporation Law, and any other applicable law, as from time to time in effect. Under

Delaware law and the By-laws, no indemnification may be provided for any person with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Registrant or of such subsidiary.

         In addition, as permitted under Delaware law, the Registrant maintains liability insurance covering directors and officers of the Registrant and its subsidiaries.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed as part of this Registration
Statement:

         Exhibit
         Number                             Description of Exhibit
           5.1 Opinion of Bond, Schoeneck & King, LLP as to the validity of the securities being registered
          23.1              Consent of PricewaterhouseCoopers LLP
          23.2              Consent of Bond, Schoeneck & King, LLP (included in
                            Exhibit 5.1)
          24.1              Power of Attorney (included on signature page)

ITEM 9.   UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

          a.       (1)      To file, during any period in which offers or sales
                            are being made, a post-effective amendment to this registration statement:

                            (i)  To include any prospectus required by
                            Section 10(a)(3) of the Securities Act of 1933;

                            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum offering price set



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                            forth in the "Calculation of Registration
                            Fee" table in the effective registration statement;

                            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
                            Section 13 or 15(d) of the Securities
                            Exchange Act of 1934 that are incorporated by reference in the registration statement.

                   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          b. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
                   Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in DeWitt, New York on this 30th day of May, 2001.

                                   COMMUNITY BANK SYSTEM, INC.

                                   By:  /s/ SANFORD A. BELDEN
                                        ---------------------
                                     Name:  Sanford A. Belden
                                     Title: President and Chief Executive
                                            Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby appoints each of Sanford A. Belden and David G. Wallace, severally, acting alone and without the other, his true and lawful attorney-in-fact with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this Registration Statement on Form S-8, to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the Registrant to comply with the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

         Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

    SIGNATURE                          TITLE                            DATE

/s/ SANFORD A. BELDEN         Director, President and Chief       May 30, 2001
Sanford A. Belden             Executive Officer
                              (Principal Executive Officer)

/s/ DAVID G. WALLACE          Treasurer                           May 30, 2001
David G. Wallace              (Principal Financial Officer)


/s/ CHARLES M. ERTEL          Assistant Treasurer                 May 30, 2001
Charles M. Ertel              (Principal Accounting Officer)

/s/ JOHN M. BURGESS           Director                            May 30, 2001
John M. Burgess

/s/ PAUL M. CANTWELL, JR.     Director                            May 30, 2001
Paul M. Cantwell, Jr.

/s/ WILLIAM M. DEMPSEY        Director                            May 30, 2001
William M. Dempsey

/s/ NICHOLAS A. DICERBO       Director                            May 30, 2001
Nicholas A. DiCerbo

/s/ JAMES A. GABRIEL          Director                            May 30, 2001
James A. Gabriel

/s/ LEE T. HIRSCHEY           Director                            May 30, 2001
Lee T. Hirschey

/s/ DAVID C. PATTERSON        Director                            May 30, 2001
David C. Patterson

/s/  PETER A. SABIA           Director                            May 30, 2001
Peter A. Sabia

/s/ WILLIAM N. SLOAN          Director                            May 30, 2001
William N. Sloan